UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 30, 2019

Date of Report (Date of earliest event reported)

X4 Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Massachusetts Avenue, 4th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 529-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XFOR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure

On September 30, 2019, X4 Pharmaceuticals, Inc. (the “Company”) issued a press release announcing data from the Phase 2a portion of its open-label Phase 1/2 clinical trial of its lead product candidate, mavorixafor (X4P-001), in combination with axitinib in patients with advanced clear cell renal cell carcinoma (“ccRCC”). The Company will host a conference call and webcast to discuss the results at 8:00 AM EDT on September 30, 2019. A live audio webcast of the presentation will be available under “Events and Presentations” in the “Investors” section of the Company’s website at www.x4pharma.com. Alternatively, callers may listen to the conference call by phone by dialing (866) 721-7655 (U.S.) or (409) 216-0009. The conference ID number is 4787329. The webcast will be archived on the Company’s website for at least 30 days. The information contained in, or that can be accessed through, the Company’s website is not a part of this filing.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On September 30, 2019, the Company announced data from the Phase 2a portion of its open-label Phase 1/2 clinical trial of its lead product candidate, mavorixafor (X4P-001), in combination with atixinib in patients with advanced ccRCC.

Combination therapy with mavorixafor and approved tyrosine kinase inhibitor (“TKI”) axitinib was observed to generally be well tolerated in the trial, with a manageable safety profile and also demonstrated clinical improvement with encouraging median progression free survival (“mPFS”) in a heavily pretreated advanced ccRCC patient population. Of the 65 patients in the trial, 49 patients (75%) received mavorixafor + axitinib as a third- to ninth-line therapy, having previously been treated prior to the enrollment in the trial with between two and eight prior therapies with a TKI, immuno-oncology (“IO”) agent, or other systemic therapy. Fifty-seven of the 65 patients in the trial (88%) had an intermediate or poor prognosis.

Overall mPFS in the trial across clinically evaluable patients receiving mavorixafor + axitinib (n=62) was 7.4 months. Predefined subpopulations examined patients with immediate prior TKI and IO treatment. Patients treated in the subgroup with immediate prior TKI therapy (n=34) demonstrated an objective response rate (ORR) of 18% and an increased mPFS of 7.4 months. Patients treated with mavorixafor + axitinib in the subgroup with immediate prior IO therapy (n=18) had an ORR of 61% and an increased mPFS of 11.6 months. In addition, eight of the 65 patients remain on the combination therapy as of [September 30, 2019], with durations of treatment of 17 months or longer.

This Phase 1/2, multi-center, open-label trial of mavorixafor in combination with axitinib included 65 patients with histologically confirmed advanced ccRCC, all of whom received at least one prior systemic therapy prior to enrollment in the trial. The safety analyses included 65 patients from Phases 1/2 of the trial who were treated with 400 mg mavorixafor (200 mg twice daily or 400 mg once daily) + 5 mg axitinib twice daily. Treatment responses were assessed using Response Evaluation Criteria in Solid Tumor, or RECIST v1.1 (a validated set of criteria to assess changes in tumor burden), every eight weeks from day one for 80 weeks, and then every 12 weeks thereafter, by blinded, independent central review. Treatment-related serious adverse events were diarrhea, hyperkalemia and hypertension (n=2, or 3%) and blood creatinine increased, dehydration, fatigue, hepatic enzyme increase, nausea, sepsis, trachea-oesophageal fistula, and vomiting (n=1 each, or 1.5%).

Additionally, as noted above under Item 7.01, members of the management team of the Company will be holding a conference call and live webcast to discuss the data from the clinical trial. A copy of the slide presentation to be used by the Company during the conference call is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated September 30, 2019.

99.2	Conference Call Presentation dated September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: September 30, 2019	By:	/s/ Adam S. Mostafa
Adam S. Mostafa
Chief Financial Officer